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                                                                      EXHIBIT J



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 27, 2001, relating to the financial statements and financial highlights which appears in the May 31, 2001 Annual Report to Shareholders of the Badgley Balanced Fund and the Badgley Growth Fund (constituting the Badgley Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 28, 2001